UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2016
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HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32335	88-0488686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 794-8889
Not Applicable
(Former name or former address, if changed since last report)
 _________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On March 3, 2016, James M. Daly was elected to the Board of Directors Halozyme Therapeutics, Inc. (the “Company”). Mr. Daly was elected to the class of directors with terms ending in 2018 and will stand for election to the Board by the Company’s stockholders at the Company’s 2018 annual meeting of stockholders. Mr. Daly will serve on the Board of Directors’ Nominating and Corporate Governance Committee. Mr. Daly will receive compensation for his services (currently consisting of cash retainers for Board and committee service and restricted stock awards) under our director compensation program applicable to all non-employee directors. The components of the non-employee director compensation program were described in our proxy statement for the 2015 Annual Meeting of Stockholders held on May 6, 2015.

There are no arrangements or understandings pursuant to which Mr. Daly was elected as a director and there are no related person transactions between the Company and Mr. Daly.

On March 7, 2016, the Company issued a press release announcing the election of Mr. Daly to the Company’s Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated March 7, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

March 7, 2016	By:	/s/ Harry J. Leonhardt
	Name:	Harry J. Leonhardt, Esq.
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 7, 2016